                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


                                                        MARCH 31, 1999  MARCH 31, 1998
                                                        --------------  --------------
Income from continuing operations                         $   543,277   $   490,973
     Income from discontinued operations and
       Gain on sale of test equipment business              3,560,852       709,574
                                                          -----------   -----------
Net Income                                                $ 4,104,129   $ 1,200,547
                                                          ===========   ===========
BASIC EARNINGS:

Weighted average number of common shares outstanding       17,557,298    17,484,259
                                                          ===========   ===========


Basic earnings per common share:
               Continuing operations                            $0.03         $0.03
               Discontinued operations                           0.20          0.04
                                                          -----------   -----------
                                                                $0.23         $0.07
                                                          ===========   ===========
DILUTED EARNINGS:

Weighted average number of common shares outstanding       17,557,298    17,484,259
Stock Options                                                      --       171,059
                                                          -----------   -----------
Weighted average number of common shares outstanding, as
   adjusted                                                17,557,298    17,655,318
                                                          ===========   ===========

Diluted earnings per common share:
               Continuing operations                            $0.03         $0.03
               Discontinued operations                           0.20          0.04
                                                          -----------   -----------
                                                                $0.23         $0.07
                                                          ===========   ===========
